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                                                                  Exhibit 99.4


                               Offer to Exchange
                  11 1/4% First Mortgage Notes Due 2005, which
                have been Registered under the Securities Act,
                                for Outstanding
                      11 1/4% First Mortgage Notes Due 2005
                                      of
                      Anchor Glass Container Corporation
                     Fully and Unconditionally Guaranteed
                                      by
                             Consumers U.S., Inc.

To Our Clients:

      We are enclosing herewith a Prospectus dated _____________, 1997 (the "Prospectus") of Anchor Glass Container Corporation (the "Company") and Consumers U.S., Inc. (the "Parent Guarantor"), and a Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by the Company to exchange up to $150,000,000 aggregate principal amount of its 11 1/4% First Mortgage Notes Due 2005 (the "Exchange Notes"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 11 1/4% First Mortgage Notes Due 2005 (the "Outstanding Notes") upon the terms and subject to the conditions set forth in the Exchange Offer. Capitalized terms used but not defined herein have the meaning given to such terms in the Prospectus.

      Please note that the offer will expire at 5:00 p.m., New York City time, on ____________, 1997, unless extended.

      The Exchange Offer is not conditioned upon any minimum number of Outstanding Notes being tendered.

      We are the participants in the book-entry transfer facility of Outstanding Notes held by us for your account. A tender of such Outstanding Notes can be made only by us as the participant in the book-entry transfer facility and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Outstanding Notes held by us for your account.

      We request instructions as to whether you wish to tender any or all of the Outstanding Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal that are to be made with respect to you as beneficial owner.

      Pursuant to the Letter of Transmittal, each holder (a "Holder") of Outstanding Notes will represent to the Company that (i) it is not an affiliate of either the Company or, if the Holder is an affiliate of the Company, it will comply with the registration and prospectus requirements of the Securities Act to the extent applicable, (ii) the Exchange Notes are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the Holder, (iii) the Holder has not entered into an arrangement or understanding with any other person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes,
(iv) the Holder is not a broker-dealer who purchased the Notes for resale pursuant to an exemption under the Securities Act, and (v) the Holder will be able to trade Exchange Notes acquired in the Exchange Offer without restriction under the Securities Act. If the tendering Holder is a broker-dealer that will receive Exchange Notes for its own account pursuant to the Exchange Offer, we will represent on behalf of such broker-dealer that the Outstanding Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver a prospectus meeting the requirements of the Securities
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Act in connection with any resale of such Exchange Notes, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                          Very truly yours,
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                                INSTRUCTION TO
                  BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER
                                      OF

                      ANCHOR GLASS CONTAINER CORPORATION

                      11 1/4% FIRST MORTGAGE NOTES DUE 2005

To Participant of the Book-Entry Transfer Facility:

      The undersigned hereby acknowledges receipt of the Prospectus dated ____________, 1997 (the "Prospectus") of Anchor Glass Container Corporation (the "Company") and Consumers U.S., Inc. (the "Parent Guarantor"), and a related Letter of Transmittal (which together constitute the "Exchange Offer"). Capitalized terms used but not defined herein have the meaning given to such terms in the Prospectus.

      This will instruct you, the book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

      The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

      $___________________ of the 11 1/4% First Mortgage Notes Due 2005.

      With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate statement):


      A. ________________ To TENDER the following Outstanding notes held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered):

            $__________________(1)  of the 11 1/4% First Mortgage Notes Due
                                    2005, and not to tender other Outstanding
                                    Notes, if any, held by you for the account of the undersigned;

      OR

      B. _________________ NOT to tender any Outstanding Notes held by you for the account of the undersigned.

      If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) it is not an affiliate of either the Company or, if the undersigned is an affiliate of the Company, it will comply with the registration and prospectus requirements of the Securities Act to the extent applicable, (ii) the Exchange Notes are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, (iii) the undersigned has not entered into an arrangement or understanding with any other person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes, (iv) the undersigned is not a broker-dealer who purchased the Notes for resale pursuant to an exemption under the Securities Act, and (v) the undersigned will be able to trade Exchange Notes acquired in the Exchange Offer without restriction under the Securities Act. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive Exchange Notes for its own account pursuant to the Exchange Offer, it represents that such Outstanding Notes to be exchanged were acquired by it as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging

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(1)   Must be in a minimum aggregate principal amount of $100,000 and in integral multiples of $1,000 thereof.
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that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


                                   SIGN HERE


Name of beneficial owner(s): ___________________________________________________

Signature(s): __________________________________________________________________

Name(s) (please print): ________________________________________________________

Address: ________________________________________________________
                                                                  (zip code)
Telephone Number: ______________________________________________________________
                  (area code)


Taxpayer identification or Social Security Number:

___________________________________________________

Date: _____________________________________________